Exhibit 10.1

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 8, 2013, by and among BG MEDICINE, INC., a Delaware corporation (“Borrower”); GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself as Lender and as Agent for Lenders; and the other Lenders signatory hereto from time to time.

RECITALS

A. Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of February 10, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan and Security Agreement), pursuant to which the Lenders have made certain financial accommodations available to Borrower;

B. Borrower has requested that the Lenders amend certain provisions of the Loan and Security Agreement, and subject to the terms and conditions hereof, the Lenders executing this Amendment are willing to do so;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1. Section 2.2(c)(ii) of the Loan and Security Agreement is hereby amended by replacing such subsection in its entirety with the following:

“(ii)	Principal Payments.

(A) For the Initial Term Loan, Borrower shall pay principal to Agent, for the ratable benefit of the Lenders, (1) in an amount equal to $333,333.33 on each of March 15, 2013 and April 1, 2013 (such payments, the “Initial Principal Payments”) and (2) in twenty-five (25) equal consecutive payments of $373,333.33 on each Scheduled Payment Date, commencing on August 1, 2013.

(B) Notwithstanding the foregoing subclause (A)(2), if the Borrower satisfies each of the Minimum Liquidity Requirements (as defined below):

(1) on July 1, 2013, then, subject to Section 2.2(c)(ii)(C), Borrower shall pay principal for the Initial Term Loan to Agent, for the ratable benefit of the Lenders, in twenty-four (24) equal consecutive payments of $388,888.89 on each Scheduled Payment Date, commencing on September 1, 2013;

(2) on both July 1, 2013 and August 1, 2013, then, subject to Section 2.2(c)(ii)(C), Borrower shall pay principal for the Initial

Term Loan to Agent, for the ratable benefit of the Lenders, in twenty-three (23) equal consecutive payments of $405,797.11 on each Scheduled Payment Date, commencing on October 1, 2013; and

(3) on each of July 1, 2013, August 1, 2013 and September 1, 2013, then, subject to Section 2.2(c)(ii)(C), Borrower shall pay principal for the Initial Term Loan to Agent, for the ratable benefit of the Lenders, in twenty-two (22) equal consecutive payments of $424,242.43 on each Scheduled Payment Date, commencing on November 1, 2013.

“Minimum Liquidity Requirements” means that (i) on the most recent Liquidity Testing Date, the Borrower had unrestricted cash and Cash Equivalents in one or more Deposit Accounts or Securities Accounts subject to Account Control Agreements, in an amount equal to or greater than the Minimum Liquidity Amount for such Liquidity Testing Date; (ii) Borrower has delivered to Agent monthly financial statements and an officer’s certificate that demonstrate that the condition in clause (i) of this definition has been satisfied and (iii) no Default or Event of Default has occurred and is continuing on such date of determination.

“Liquidity Testing Date” means, as of any date, the last day of the most recently ended month preceding such date for which monthly financial statements have been delivered to the Agent.

“Minimum Liquidity Amount” means, as of any date of determination, the product of (i) twelve times (ii) the Monthly Cash Burn Amount for the most recent month for which monthly financial statements have been delivered to the Agent.

“Monthly Cash Burn Amount” means, with respect to the Loan Parties on a consolidated basis, as of any date of determination, an amount equal to (a) the positive value of (i) EBITDA of the Loan Parties for the immediately preceding three month period, less (ii) (A) cash taxes, (B) non-financed capital expenditures, (C) cash interest payments, (D) dividends or distributions paid to the extent permitted to be paid hereunder, and (E) to the extent such payments are not deducted in the calculation of EBITDA, license payments, in each case paid by any Loan Party during the immediately preceding three month period, divided by (b) three, plus (c) $373,333.33.”

“EBITDA” means, with respect to the Loan Parties on a consolidated basis for any period, the total of the following, all of which shall be determined in accordance with GAAP: (a) the consolidated net income (loss) of the Loan Parties for such period, plus (b) without duplication, to the extent included in the calculation of consolidated net income of the Loan Parties for such period, the sum of the following amounts of the Loan Parties for such period, (i) income taxes paid or accrued (excluding any amounts the Loan Parties include in their respective sales, general and administrative expenses), (ii) interest expense (net of interest income), paid or accrued, (iii) amortization and depreciation expense, (iv) compensation paid in stock, and (v) other non-cash charges as approved by Agent in its sole discretion. EBITDA shall be measured on an accrued accounting basis.

(C) If a Default or Event of Default occurs and is continuing prior to the Scheduled Payment Date on which the first payment of principal on the Initial Term Loan (other than the Initial Principal Payments) is due and payable (as determined in accordance with Section 2.2(c)(ii)(B)), then (x) such first payment of principal shall, at the option of the Lenders, be due and payable on the first day of the calendar month immediately following the month in which such Default or Event of Default occurred, and (y) each payment of principal on the Initial Term Loan (other than the Initial Principal Payments) shall be in the applicable amount set forth below:

Date of initial payment of principal	Number and amount of principal payments
June 1, 2013	27 consecutive payments of $345,679.01
July 1, 2013	26 consecutive payments of $358,974.36
August 1, 2013	25 consecutive payments of $373,333.33
September 1, 2013	24 consecutive payments of $388,888.89
October 1, 2013	23 consecutive payments of $405,797.11
November 1, 2013	22 consecutive payments of $424,242.43

2. Section 2.6 of the Loan and Security Agreement is hereby amended by replacing such section in its entirety with the following:

“Borrower shall pay to Agent for the account of the Closing Date Lenders the fees set forth in that certain Amended and Restated Fee Letter, dated as of May 8, 2013, by and among Borrower, Agent and the Closing Date Lenders (the “Fee Letter”) in the amounts and on the dates set forth therein, which fees shall be fully earned and non-refundable when paid.”

3. Section 2.8 of the Loan and Security Agreement is hereby amended by inserting the following sentence after the first sentence thereof :

“On or about May 8, 2013, Borrower has entered into an amendment with each holder of an Initial Term Loan Warrant, amending the exercise price to $1.70 per share.”

4. Exhibit D to the Loan and Security Agreement is hereby amended by (i) striking the word “and” at the end of clause (iv) thereof, (ii) inserting the word “and” at the end of clause (v) thereof, and adding the following as clause (vi) thereto:

“(vi) attached hereto as Exhibit B is a correct calculation of the Monthly Cash Burn Amount for the month ending                      as of the last day of such month.”

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and Borrower shall have no rights under this Amendment, until Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Loan and Security Agreement (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and Lenders), and (ii) executed counterparts to each of the following documents: (A) this Amendment, (B) the Amended and Restated Fee Letter among Borrower, Agent and the Closing Date Lenders and (C) amendments to the Initial Term Loan Warrant issued in favor of Comerica Bank and the Initial Term Loan Warrant issued in favor of GE Capital Equity Investments, Inc., each such amendment substantially in the form of Exhibit A hereto.

C. REPRESENTATIONS

To induce the Lenders and Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:

1. The execution, delivery and performance by such Loan Party of this Amendment (a) are within each Loan Party’s corporate or limited liability company power; (b) have been duly authorized by all necessary corporate, limited liability company and/or shareholder action, as applicable; (c) are not in contravention of any provision of any Loan Party’s certificate of incorporation or formation, or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other person;

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

3. After giving effect to this Amendment, the representations and warranties contained in the Loan and Security Agreement and the other Debt Documents are true and correct in all material respects (except with respect to any representation or warranty that is made as of specific date in which case such representation or warranty shall be true and correct in all material respects as of such date), and no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Debt Documents. As amended hereby, all terms of the Loan and Security Agreement and the other Debt Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Debt Documents shall contradict or be in conflict with any terms or conditions of the Loan and Security Agreement, after giving effect to this

Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan and Security Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan and Security Agreement as modified and amended hereby.

2. [Reserved].

3. Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent and the Lenders under the Loan and Security Agreement and the other Debt Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Loan and Security Agreement and the other Debt Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Loan and Security Agreement, as amended hereby, and the other Debt Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lenders and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Loan and Security Agreement, nor constitute a waiver of any provision of the Loan and Security Agreement. This Amendment shall constitute a Debt Document for all purposes of the Loan and Security Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Loan and Security Agreement and the other Debt Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent and the Lenders with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, electronic transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No third party beneficiaries are intended in connection with this Amendment.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11. Release. Each Loan Party hereby releases, acquits, and forever discharges Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer,

director, agent, servant, employee, representative, and attorney of Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Loan Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Agent or the Lenders existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Loan and Security Agreement or the other of the Debt Documents, other than claims, liabilities or obligations caused by Agent’s or any Lender’s own gross negligence or willful misconduct. The provisions of this paragraph shall be binding upon each Loan Party and shall inure to the benefit of Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BG MEDICINE, INC., as Borrower

By:	/s/ Charles Abdalian
Name:	Charles Abdalian
Title:	EVP & CFO

Signature Page to First Amendment to Loan and Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Alan M. Silbert
Name:	Alan M. Silbert
Title:	Duly Authorized Signatory

Signature Page to First Amendment to Loan and Security Agreement

COMERICA BANK, as a Lender

By:	/s/ Jeff Chapman
Name:	Jeff Chapman
Title:	Senior Vice President

Signature Page to First Amendment to Loan and Security Agreement

Exhibit A to Amendment

Form of Amendment to Warrant

AMENDMENT NO. 1 TO WARRANT

This AMENDMENT NO. 1 TO WARRANT (this “Amendment”), is entered into and shall be effective as of [            ], 2013 (the “Effective Date”), by and between BG Medicine, Inc. (the “Issuer”) and [Comerica Bank] [GE Capital Equity Investments, Inc.] (“Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in that certain Warrant by the Issuer in favor of the Holder, dated as of February 10, 2012 (the “Warrant”).

W I T N E S S E T H:

WHEREAS, the Warrant was issued by the Issuer to the Holder in connection with that certain Loan and Security Agreement, dated as of February 10, 2012, among the Issuer, General Electric Capital Corporation, in its capacity as Agent (the “Agent”), and the Lenders party thereto from time to time; and

WHEREAS, Issuer, Agent and Lenders have entered into a First Amendment to Loan and Security Agreement, dated as of the date hereof, pursuant to which the parties thereto have agreed to, inter alia, amend the exercise price per share of the Warrant.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment. Section 1 of the Warrant is amended by deleting the final sentence thereof and replacing the same with the following:

The “Warrant Price” shall be $1.70 per share, subject to adjustment as provided in Section 7 below.

2. No Other Changes. Except as expressly described in this Amendment, the Warrant and its terms remain in full force and effect, and the parties hereto ratify, confirm and approve those terms, as amended by this Amendment.

3. Counterparts. The parties may execute this Amendment in counterparts. Each counterpart is an original, and together the counterparts constitute one agreement. The parties may exchange signature pages by facsimile or .pdf scanned e-mails. The parties may append signature pages to any counterpart.

4. Authority. By executing this Amendment, the Issuer represents and warrants that it is duly authorized to execute, and that no other authorization is required for, its execution of this Amendment.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 to the Warrant as of the Effective Date.

BG MEDICINE, INC., as Issuer

By:
Name:
Title:

[COMERICA BANK

By:
Name:	Brian Demmert
Title:	Senior Vice President]

[GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Name:
Title:	Duly Authorized Signatory]

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